Exhibit 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
300 SOUTH GRAND AVENUE	FIRM/AFFILIATE
LOS ANGELES, CALIFORNIA 90071-3144	OFFICES

TEL: (213) 687-5000	BOSTON
FAX: (213) 687-5600	CHICAGO
www.skadden.com	HOUSTON
NEW YORK
PALO ALTO
SAN FRANCISCO
WASHINGTON, D.C.
WILMINGTON

BEIJING
BRUSSELS
FRANKFURT
[ ], 2012	HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
SHANGHAI
SINGAPORE
E-House (China) Holdings Limited	SYDNEY
17/F, Merchandise Harvest Building (East)	TOKYO
No. 333 North Chengdu Road	TORONTO
Shanghai 200041	VIENNA
People’s Republic of China

Re:                 Proxy Statement of China Real Estate Information Corporation and Prospectus of E-House (China) Holdings Limited

Ladies and Gentlemen:

You have requested our opinion as special United States counsel concerning the statements in the Registration Statement (as described below) under the caption “Taxation—Material United States federal income tax considerations” in connection with the registration statement filed by E-House (China) Holdings Limited (“E-House”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, on Form F-4 (File No. [•]) (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the registration of up to  [•] ordinary shares, par value $0.001 per share, of E-House, to be issued to holders of ordinary shares, par value $0.0002 per share, of China Real Estate Information Corporation (“CRIC”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, pursuant to the agreement and plan of merger, dated December 28, 2011, by and among E-House, CRIC (China) Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of E-House, and CRIC.  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

In connection with rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(a)           the Registration Statement; and

(b)           such other documents, certificates, and records as we have deemed necessary or appropriate to enable us to render the opinion set forth herein.

Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates, and records (as identified in clauses (a) and (b) of the immediately preceding paragraph).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents.  We have relied on a representation of E-House that such documents, certificates, and records are duly authorized, valid and enforceable.

In addition, we have relied on factual statements and representations of the officers and other representatives of E-House and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the Internal Revenue Code of 1986, as amended, United States Treasury regulations, judicial decisions, published positions of the United States Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect).  A change in the authorities upon which our opinion is based could affect the conclusions expressed herein.  There can be no assurance, moreover, that the opinion expressed herein will be accepted by the United States Internal Revenue Service or, if challenged, by a court.

Based on and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Registration Statement under the heading “Taxation — Material United States Federal Income Tax Consequences of the Merger” does not purport to summarize all possible United States federal income tax considerations of the Merger (as defined therein) and the subsequent ownership and disposition of E-House ADSs (as defined therein) or E-House shares (as defined therein) to U.S. Holders (as defined therein), such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Merger and the subsequent ownership and disposition of E-House ADSs or E-House shares that are anticipated to be material to U.S. Holders, subject to the qualifications set forth in such discussion.

Except as set forth herein, we express no opinions or views regarding the United States federal income tax consequences of any transaction.  Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,